UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AQUANTIA CORP.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aquantia Corp., a Delaware corporation (the “Company” or “Aquantia”), filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) on June 10, 2019, relating to the Agreement and Plan of Merger, dated as of May 6, 2019 (the “Merger Agreement”), by and among Aquantia, Marvell Technology Group Ltd., a Bermuda exempted company (“Parent”), and Antigua Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Aquantia (the “Merger”), with Aquantia surviving the merger and becoming a wholly owned subsidiary of Parent. Capitalized terms used herein but not defined have the meanings set forth in the Proxy Statement.

Stockholder Litigation

Between May 30, 2019 and June 14, 2019, thirteen stockholder actions were filed in federal court (captioned Wang v. Aquantia Corp., et al., No. 19-cv-03000 (N.D. Cal. filed May 30, 2019); Sabatini v. Aquantia Corp., et al., No. 19-cv-01020-UNA (D. Del. filed May 31, 2019) (filed on behalf of a putative class); Carter v. Aquantia Corp., et al., No. 19-cv-03092 (N.D. Cal. filed June 4, 2019) (filed on behalf of a putative class); Yu v. Aquantia Corp., et al., No. 19-cv-05293-PAE (S.D.N.Y. filed June 5, 2019); Vakil v. Aquantia Corp., et al., No. 19-cv-05287-DLC (S.D.N.Y. filed June 5, 2019); Engel v. Aquantia Corp., et al., No. 19-cv-05285-LLS (S.D.N.Y. filed June 5, 2019); Ward v. Aquantia Corp., et al., No. 19-cv-05367 (S.D.N.Y. filed June 7, 2019) (filed on behalf of a putative class); Drake v. Aquantia Corp., et al., No. 19-cv-03194-LB (N.D. Cal. filed June 10, 2019); Childs v. Aquantia Corp., et al., No. 19-cv-01078-UNA (D. Del. filed June 10, 2019) (filed on behalf of a putative class); Ergene v. Aquantia Corp., et al., No. 19-cv-03301 (N.D. Cal. filed June 11, 2019) (filed on behalf of a putative class); Bushansky v. Aquantia Corp., et al., No. 19-cv-03302 (N.D. Cal. filed June 11, 2019) (filed on behalf of a putative class); Stewart v. Aquantia Corp., et al., No. 19-cv-01087-UNA (D. Del. filed June 13, 2019) (filed on behalf of a putative class); and Fahrbach v. Aquantia Corp., et al., No. 19-cv-01100-UNA (D. Del. filed June 14, 2019) (collectively, the “Complaints”)) against Aquantia and our Board of Directors related to the Merger. The Complaints assert violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. Plaintiffs contend that Aquantia’s Preliminary Proxy Statement on Schedule 14A and Definitive Proxy Statement on Schedule 14A, filed on May 29, 2019 and June 10, 2019, respectively, omitted or misrepresented material information regarding the Merger. The complaints seek, among other things, injunctive relief, rescission or rescissory damages, and an award of plaintiffs’ respective costs, including attorneys’ fees and expenses.

Aquantia believes the allegations and claims asserted in the thirteen lawsuits are without merit and that the disclosures in the Proxy Statement comply fully with applicable law. Nonetheless, in order to moot plaintiffs’ disclosure claims in the Complaints, avoid nuisance and possible expense, and provide additional information to Aquantia’s stockholders, Aquantia has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Aquantia specifically denies all allegations in the Complaints that any additional disclosure was or is required.

Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged and is incorporated by reference as relevant to this Supplemental Disclosure.

Supplemental Disclosures to Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure in the third paragraph under that heading on page 20 of the Proxy Statement:

On March 25, 2019, the Board of Directors held a telephonic meeting, together with representatives of Cooley and Aquantia management, to discuss the non-binding proposal from Parent. The Board of Directors then considered Barclays’ expertise and reputation in the market for the type of strategic transaction contemplated by Parent’s non-binding proposal, as well as Aquantia’s longstanding relationship with Barclays. Aquantia did not approach or consider other potential financial advisors. The Board of Directors then unanimously approved the engagement of Barclays to act as Aquantia’s financial advisor with respect to a process to evaluate potential strategic transactions. The Board of Directors authorized senior management to work with Barclays to contact a select number of additional potential strategic acquirers to assess their interest in a transaction with Aquantia.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure in the first paragraph under that heading on page 21 of the Proxy Statement:

On April 6, 2019, the Board of Directors held a telephonic meeting, together with representatives of Barclays and Cooley and Aquantia management, to review the potential sale process, discuss the April 4 Proposal and decide on a response to Parent regarding the April 4 Proposal. The Board of Directors also directed Mr. Aalaei and Barclays to finalize a list of other potential strategic acquirers and begin the outreach process to each of them regarding a potential strategic transaction. The Board of Directors discussed with Barclays the merits of and considerations associated with reaching out to 12 specified potential acquirers who had been identified. It was noted that two of the potential acquirers were customers of Aquantia and could raise significant commercial issues for Aquantia and one might raise significant antitrust issues, and the Board of Directors decided not to approach these three potential acquirers at that time. The Board of Directors also discussed approaching financial sponsors but determined that it was unlikely any would be interested in a potential transaction with Aquantia based on the financial profile of Aquantia and prevailing trends among financial sponsors.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure in the second to last paragraph under that heading on page 21 of the Proxy Statement:

On April 11, 2019, Aquantia entered into a confidentiality agreement with Parent, which did not impose a standstill limitation on Parent and therefore did not contain a so-called “don’t ask don’t waive” provision (the “Parent NDA”).

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure after the last sentence of the third paragraph under that heading on page 22 of the Proxy Statement:

On April 15, 2019, Messrs. Aalaei and Murphy met to discuss the potential transaction between Aquantia and Parent. Mr. Aalaei again reiterated that $12.50 was not a high enough price per share for Aquantia to enter into a transaction. Mr. Murphy then told Mr. Aalaei that Parent’s board of directors had approved an acquisition proposal of up to $13.00 per share in cash. In response, Mr. Aalaei indicated that Aquantia was interested in a price in the range of $14.00-$16.00 per share, but asked if Mr. Murphy believed Parent’s board of directors would approve a price of $13.50 per share. Mr. Murphy reiterated that the highest price Parent’s board of directors had authorized was $13.00 per share. After discussing each other’s views further, Mr. Murphy and Mr. Aalaei agreed to ask their respective boards of directors to consider whether a proposal to acquire all of Aquantia’s outstanding common stock at a price of $13.25 per share in cash would be acceptable. Mr. Murphy also conveyed that Parent would be interested in continuing Mr. Aalaei’s involvement with Aquantia after the completion of the proposed transaction. Mr. Murphy outlined two proposals — one that would involve Mr. Aalaei continuing in a full time role and another that would involve Mr. Aalaei assisting with transition and integration. Mr. Murphy did not discuss a proposed salary, title or any other terms of employment or engagement for Mr. Aalaei. Mr. Aalaei indicated that he might be willing to help with integrating the two companies, but could not commit to anything at that time. Mr. Aalaei, in both informal and formal discussions, updated the Board of Directors about Mr. Murphy’s proposals, including at a dinner held on April 23, 2019 with the Board of Directors.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the following as a new paragraph after the fourth paragraph under that heading on page 26 of the Proxy Statement:

Also on May 4, 2019, Mitchell Gaynor, Chief Administration and Legal Officer of Parent, met with Mr. Aalaei to discuss Mr. Aalaei’s willingness to continue employment with Aquantia after the completion of the potential transaction. Mr. Aalaei indicated that, regardless of whether Mr. Aalaei and Parent could agree after the signing of the Merger Agreement on any terms of an ongoing full time role with Aquantia or Parent after the completion of the proposed transaction, Mr. Aalaei would be willing to assist with integration matters for up to a year. Mr. Gaynor and Mr. Aalaei did not discuss a proposed salary, title or other terms of employment or engagement for Mr. Aalaei in that meeting. After this discussion, prior to the signing of the Merger Agreement on May 6, 2019, Parent did not have any additional substantive discussions with Mr. Aalaei relating to his employment with Aquantia.

The disclosure under the heading “The Merger—Summary of Material Financial Analyses” is hereby amended by deleting the table and replacing it with the following table and corresponding footnotes to the table under the subheading “Selected Comparable Company Analysis” on page 34 of the Proxy Statement:

($ in millions)						EV/CY	EV/CY	EV/CY
	EV	CY 2019E	CY2020E	CY 2020E		2019E	2020E	2020E
		Revenue	Revenue	EBITDAS		Revenue	Revenue	EBITDAS
1. Acacia Research Corporation	$2,137	$454	$534	$100		4.70x	4.00x	21.3x
2. Aquantia Corp.(1)	$318	$101	$160	$21		3.16x	1.99x	15.0x
3. Inphi Corporation	$2,632	$367	$434	$166		7.18x	6.07x	15.9x
4. Macom Technology Solutions Holdings, Inc.	$1,392	$561	$619	$121		2.48x	2.25x	11.5x
5. Marvell Technology Group Ltd.	$18,077	$2,878	$3,296	$1,153		6.28x	5.48x	15.7x
6. MaxLinear, Inc.	$2,122	$359	$401	$131		5.92x	5.30x	16.1x
7. Semtech Corporation	$3,697	$605	$686	$239		6.11x	5.39x	15.5x
8. Silicon Laboratories Inc.	$4,652	$846	$934	$196		5.50x	4.98x	23.8x
				Median:	(2)	5.92x	5.30x	15.9x

(1)	Aquantia Corp. CY2019E Revenue, CY2020E Revenue and CY2020E EBITDAS are based on the Updated Management Projections.

(2)	In determining the median financial multiples, Barclays did not take into account the individual financial multiples for Aquantia.

The disclosure under the heading “The Merger—Summary of Material Financial Analyses” is hereby supplemented by adding the underlined disclosures, table and corresponding footnote to the table to the first paragraph under the subheading “Selected Comparable Company Discounted Equity Value Analysis” on page 35 of the Proxy Statement:

In order to assess how the public market values shares of publicly traded companies similar to Aquantia and to provide a range of relative implied equity values per Aquantia share by reference to those companies, Barclays reviewed and compared specific financial and operating data related to Aquantia with that of the selected companies that Barclays deemed comparable to Aquantia as set forth under the section of this Proxy Statement titled “The Merger—Summary of Material Financial Analyses—Selected Comparable Company Analysis” (page 34), which selected comparable companies with respect to Aquantia were:

CY 2020E
P/E
1. Acacia Research Corporation	28.9x
2. Aquantia Corp.(1)	29.0x
3. Inphi Corporation	22.8x
4. Macom Technology Solutions Holdings, Inc.	18.1x
5. Marvell Technology Group Ltd.	20.4x
6. MaxLinear, Inc.	19.0x
7. Semtech Corporation	23.2x
8. Silicon Laboratories Inc.	29.9x

(1)	Aquantia Corp. CY2020E P/E is based on Aquantia Stock Price on May 3, 2019 and the Updated Management Projections.

The disclosure under the heading “The Merger—Summary of Material Financial Analyses” is hereby supplemented by adding the underlined disclosures in the third paragraph under the subheading “Selected Comparable Company Discounted Equity Value Analysis” beginning on page 35 of the Proxy Statement:

Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with Aquantia. However, because no selected comparable company is exactly the same as Aquantia, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Aquantia and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Aquantia and the companies included in the selected company analysis. Based upon these judgments and its professional experience and expertise, Barclays selected a range of multiples of 15.0x to 20.0x for Aquantia and applied these to the EPS set forth in the Updated Management Projections for calendar years 2021 ($0.63), 2022 ($1.13) and 2023 ($1.78). In order to estimate the present value of shares of Aquantia Common Stock, Barclays discounted implied equity values per Aquantia share by applying Aquantia’s cost of equity of 16.0% that was based on the capital asset pricing model. The following summarizes the result of these calculations:

The disclosure under the heading “The Merger—Summary of Material Financial Analyses” is hereby amended by deleting the table and replacing it with the following table under the subheading “Precedent Transaction Analysis” on page 36 of the Proxy Statement:

			Enterprise Value	EV / Revenue
Date Announced	Acquiror	Target	($ in millions)	LTM	NTM
3/27/2019	On Semiconductor	Quantenna	$937	4.25x	3.70x
3/11/2019	NVIDIA Corp.	Mellanox Technologies Ltd.	$6,889	6.33x	5.61x
9/10/2018	Renesas Electronics Corp.	Integrated Device Technology	$6,885	7.87x	7.22x
3/1/2018	Microchip Technology, Inc.	Microsemi Corp.	$9,979	5.41x	4.91x
11/20/2017	Marvell Technology Group Ltd.	Cavium, Inc.	$6,674	7.03x	6.21x
3/29/2017	MaxLinear, Inc.	Exar Corp.	$471	3.97x	3.79x
2/13/2017	Integrated Device Technology	GigPeak, Inc.	$232	3.94x	3.28x
11/21/2016	M/A-COM Technology Solutions	Applied Micro Circuits Corp.	$683	4.14x	3.61x
11/24/2015	Microsemi Corp.	PMC-Sierra, Inc.	$2,311	4.38x	4.14x
9/30/2015	Mellanox Technologies Ltd.	EZchip Semiconductor Ltd.	$620	5.84x	4.84x
5/28/2015	Avago Technologies Ltd.	Broadcom Corp.	$30,335	3.57x	3.49x
3/18/2015	Microsemi Corp.	Vitesse Semiconductor Corp.	$374	3.52x	3.12x
		Mean		5.02x	4.49x
		Median		4.31x	3.96x

The disclosure under the heading “The Merger—Summary of Material Financial Analyses” is hereby amended by deleting the second paragraph and replacing it with the following paragraph under the subheading “Discounted Cash Flow Analysis” on page 37 of the Proxy Statement:

To calculate the estimated EV of Aquantia using the discounted cash flow method, Barclays added the present values (as of May 3, 2019) of (i) Aquantia’s projected after-tax unlevered free cash flows (calculated as described below) for the nine-month period from April 1, 2019 to December 31, 2019 and for the full years from January 1, 2020 through December 31, 2023 based on the Updated Management Projections and (ii) the estimated “terminal value” of Aquantia as of the end of calendar year 2023, and discounted such amount using a range of selected discount rates. Barclays used the mid-year convention in its discounted cash flow analysis to more accurately reflect the present value of future cash flows because cash flows are actually earned throughout the year rather than at the end of the year. The after-tax unlevered free cash flows used by Barclays in this analysis are defined and set forth in the section of this Proxy Statement titled “The Merger—Certain Management Projections Utilized by Aquantia in Connection with the Merger” (page 40). In deriving the after-tax unlevered free cash flows used in its discounted cash flow analysis of Aquantia, Barclays did not treat stock-based compensation as a cash expense. The residual value of Aquantia at the end of the forecast period, or “terminal value,” was estimated by selecting a range of estimated NTM EBITDAS exit multiples. Barclays assumed a range of NTM adjusted EBITDAS exit multiples of 9.0x to 11.0x, which was derived by Barclays utilizing its professional judgment and experience, taking into account the Updated Management Projections and market data and applying such ranges to the Updated Management Projections. The range of after-tax discount rates of 14.5% to 16.0% was selected based on an analysis of the weighted average cost of capital of Aquantia and the comparable companies used in the section of this Proxy Statement titled “The Merger—Summary of Material Financial Analyses—Selected Comparable Company Analysis” (page 34). Barclays then calculated a range of implied prices per share of Aquantia by adding net cash (in the amount of $62.4 million) as of March 30, 2019 to the estimated EV using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Aquantia Common Stock, calculated using the treasury stock method, and using, at the direction of Aquantia’s management, (a) Aquantia Common Stock of 35,532,571, (b) Aquantia options to purchase Aquantia shares of 2,132,487 with an exercise price of $4.58 per share, (c) Aquantia restricted stock units of 3,181,015, and (d) Aquantia warrants outstanding to purchase Aquantia shares of 83,695 with an exercise price of $14.31 per share as of the close of business on May 3, 2019. The following summarizes the result of these calculations:

The disclosure under the heading “The Merger—Other Factors” is hereby supplemented by adding the underlined disclosure in the paragraph under the subheading “Equity Research Target Prices Review” on page 39 of the Proxy Statement:

Barclays reviewed publicly available one-year forward price targets for shares of Aquantia Common Stock prepared and published by equity research firms that covered Aquantia as of May 3, 2019 (the average of such publicly available one-year forward price targets reviewed by Barclays being $12.33, and the median being $11.50). The price targets published by the equity research firms did not necessarily reflect current market trading prices for Aquantia Common Stock. Barclays noted that the range of low to high one-year forward share price targets as of May 3, 2019 was $8.00 to $21.00 per share of Aquantia Common Stock.

Other Additional Disclosures to Proxy Statement

In addition to the Supplemental Disclosures, the following additional disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement.

The disclosure under the heading “Summary– Litigation Relating to the Merger” is hereby amended by deleting the first and second paragraphs and replacing them with the following on page 5 of the Proxy Statement:

Between May 30, 2019 and June 14, 2019, thirteen stockholder actions were filed in federal court (captioned Wang v. Aquantia Corp., et al., No. 19-cv-03000 (N.D. Cal. filed May 30, 2019); Sabatini v. Aquantia Corp., et al., No. 19-cv-01020-UNA (D. Del. filed May 31, 2019) (filed on behalf of a putative class); Carter v. Aquantia Corp., et al., No. 19-cv-03092 (N.D. Cal. filed June 4, 2019) (filed on behalf of a putative class); Yu v. Aquantia Corp., et al., No. 19-cv-05293-PAE (S.D.N.Y. filed June 5, 2019); Vakil v. Aquantia Corp., et al., No. 19-cv-05287-DLC (S.D.N.Y. filed June 5, 2019); Engel v. Aquantia Corp., et al., No. 19-cv-05285-LLS (S.D.N.Y. filed June 5, 2019); Ward v. Aquantia Corp., et al., No. 19-cv-05367 (S.D.N.Y. filed June 7, 2019) (filed on behalf of a putative class); Drake v. Aquantia Corp., et al., No. 19-cv-03194-LB (N.D. Cal. filed June 10, 2019); Childs v. Aquantia Corp., et al., No. 19-cv-01078-UNA (D. Del. filed June 10, 2019) (filed on behalf of a putative class); Ergene v. Aquantia Corp., et al., No. 19-cv-03301 (N.D. Cal. filed June 11, 2019) (filed on behalf of a putative class); Bushansky v. Aquantia Corp., et al., No. 19-cv-03302 (N.D. Cal. filed June 11, 2019) (filed on behalf of a putative class); Stewart v. Aquantia Corp., et al., No. 19-cv-01087-UNA (D. Del. filed June 13, 2019) (filed on behalf of a putative class); and Fahrbach v. Aquantia Corp., et al., No. 19-cv-01100-UNA (D. Del. filed June 14, 2019) (collectively, the “Complaints”)) against Aquantia and our Board of Directors related to the Merger. The Complaints assert violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. Plaintiffs contend that Aquantia’s Preliminary Proxy Statement on Schedule 14A and Definitive Proxy Statement on Schedule 14A, filed on May 29, 2019 and June 10, 2019, respectively, omitted or misrepresented material information regarding the Merger. The complaints seek, among other things, injunctive relief, rescission or rescissory damages, and an award of plaintiffs’ respective costs, including attorneys’ fees and expenses.

Aquantia believes the allegations and claims asserted in the thirteen lawsuits are without merit and that the disclosures in the Proxy Statement comply fully with applicable law.

The disclosure under the heading “The Merger – Litigation Relating to the Merger” is hereby amended by deleting the first and second paragraphs and replacing them with the following on pages 59-60 of the Proxy Statement:

Between May 30, 2019 and June 14, 2019, thirteen stockholder actions were filed in federal court (captioned Wang v. Aquantia Corp., et al., No. 19-cv-03000 (N.D. Cal. filed May 30, 2019); Sabatini v. Aquantia Corp., et al., No. 19-cv-01020-UNA (D. Del. filed May 31, 2019) (filed on behalf of a putative class); Carter v. Aquantia Corp., et al., No. 19-cv-03092 (N.D. Cal. filed June 4, 2019) (filed on behalf of a putative class); Yu v. Aquantia Corp., et al., No. 19-cv-05293-PAE (S.D.N.Y. filed June 5, 2019); Vakil v. Aquantia Corp., et al., No. 19-cv-05287-DLC (S.D.N.Y. filed June 5, 2019); Engel v. Aquantia Corp., et al., No. 19-cv-05285-LLS (S.D.N.Y. filed June 5, 2019); Ward v. Aquantia Corp., et al., No. 19-cv-05367 (S.D.N.Y. filed June 7, 2019) (filed on behalf of a putative class); Drake v. Aquantia Corp., et al., No. 19-cv-03194-LB (N.D. Cal. filed June 10, 2019); Childs v. Aquantia Corp., et al., No. 19-cv-01078-UNA (D. Del. filed June 10, 2019) (filed on behalf of a putative class); Ergene v. Aquantia Corp., et al., No. 19-cv-03301 (N.D. Cal. filed June 11, 2019) (filed on behalf of a putative class); Bushansky v. Aquantia Corp., et al., No. 19-cv-03302 (N.D. Cal. filed June 11, 2019) (filed on behalf of a putative class); Stewart v. Aquantia Corp., et al., No. 19-cv-01087-UNA (D. Del. filed June 13, 2019) (filed on behalf of a putative class); and Fahrbach v. Aquantia Corp., et al., No. 19-cv-01100-UNA (D. Del. filed June 14, 2019) (collectively, the “Complaints”)) against Aquantia and our Board of Directors related to the Merger. The Complaints assert violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. Plaintiffs contend that Aquantia’s Preliminary Proxy Statement on Schedule 14A and Definitive Proxy Statement on Schedule 14A, filed on May 29, 2019 and June 10, 2019, respectively, omitted or misrepresented material information regarding the Merger. The complaints seek, among other things, injunctive relief, rescission or rescissory damages, and an award of plaintiffs’ respective costs, including attorneys’ fees and expenses.

Aquantia believes the allegations and claims asserted in the thirteen lawsuits are without merit and that the disclosures in the Proxy Statement comply fully with applicable law.

The disclosure under the heading “The Merger – Regulatory Approvals Required for the Merger” is hereby amended by adding the following sentence at the end of the first paragraph under the subheading “HSR Act and U.S. Antitrust Matters” on page 58 of the Proxy Statement:

The applicable waiting period under the HSR Act expired on June 19, 2019.

The disclosure under the heading “The Merger – Regulatory Approvals Required for the Merger” is hereby amended by deleting the first and second paragraphs on page 59 of the Proxy Statement under the subheading “CFIUS” and replacing them with the following paragraphs:

Aquantia and Parent have determined that Parent is a “foreign person” for purposes of applicable regulations, and the Merger would result in Parent acquiring control over Aquantia. Accordingly, the Merger Agreement provides for Aquantia and Parent to submit a declaration to CFIUS at least 45 days prior to closing. Once the declaration is submitted to and accepted by CFIUS, CFIUS has 30 days to review the declaration. At the conclusion of the 30-day period, CFIUS may: (a) request that Aquantia and Parent file a written notice (a “Joint Voluntary Notice”) with respect to the Merger; (b) inform Aquantia and Parent that CFIUS is not able to complete action under applicable regulations with respect to the Merger on the basis of the declaration and that Aquantia and Parent may file a Joint Voluntary Notice to seek written notification from CFIUS that CFIUS has concluded all action under applicable regulations with respect to the Merger; (c) initiate a unilateral review of the Merger; or (d) notify Aquantia and Parent that CFIUS has concluded all action under applicable regulations with respect to the Merger. Under the Merger Agreement, Aquantia and Parent have agreed that the CFIUS Condition (as defined below) will be satisfied if they receive a notice from CFIUS described in (b) or (d) above. Aquantia and Parent submitted a declaration to CFIUS on May 23, 2019.

On June 25, 2019, CFIUS informed Aquantia and Parent that CFIUS requests that the parties file a Joint Voluntary Notice (i.e., through the request described in clause (a) of the preceding paragraph). Aquantia and Parent have agreed to submit a Joint Voluntary Notice to CFIUS as soon as practicable, which they believe will be on or around July 8, 2019. Upon acceptance of the Joint Voluntary Notice, CFIUS will undertake an initial 45-day review that may be extended by CFIUS for an additional 45-day investigation. CFIUS may reject the Joint Voluntary Notice at any time after it has been accepted for certain reasons, including if Aquantia and Parent do not provide information requested by CFIUS within three business days of the request or within a longer time frame if Aquantia and Parent so request in writing and CFIUS grants that request in writing. As a result of CFIUS’s review or investigation of the Merger, CFIUS may: (a) conclude action under applicable regulations by determining that there are no unresolved national security concerns; (b) send a report to the President of the United States (the “President”) recommending that the Merger be suspended or prohibited; or (c) send a report to the President requesting the President’s decision if: (i) CFIUS recommends that the President suspend or prohibit the Merger; (ii) the members of CFIUS are unable to reach a decision on whether to recommend that the President suspend or prohibit the Merger; or (iii) CFIUS requests that the President make a determination with regard to the Merger. Should CFIUS send a report to the President, the President will have up to 15 days to decide whether to suspend or prohibit the Merger.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Parent and Aquantia, including statements regarding the benefits of the transaction and the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Aquantia and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Aquantia’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Aquantia or Parent and potential difficulties in Aquantia employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Aquantia’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Parent or against Aquantia related to the merger agreement or the transaction, (viii) the ability of Parent to successfully integrate Aquantia’s operations and product lines, (ix) the ability of Parent to implement its plans, forecasts, and other expectations with respect to Aquantia’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, (x) the risk of downturns in the highly cyclical semiconductor industry, and (xi) our failure to achieve expected revenues and forecasted demand from customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Parent and Aquantia described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Parent and Aquantia assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Parent nor Aquantia gives any assurance that either Parent or Aquantia will achieve its expectations.

Additional Information and Where to Find It.

In connection with the proposed transaction, Aquantia has filed a definitive proxy statement and may be filing other documents with the SEC relating to the proposed transaction. The definitive proxy statement has been mailed to Aquantia stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Aquantia’s website at www.aquantia.com or by contacting Aquantia Investor Relations at (650) 815-1239.

Participants in the Solicitation

Aquantia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Aquantia stockholders in connection with the proposed transaction. Information regarding the special interests of Aquantia’s directors and executive officers in the proposed transaction has been included in the proxy statement described above. These documents are available free of charge at the SEC’s website at www.sec.gov and by going to Aquantia’s Investor Relations page on its corporate web site at www.Aquantia.com.